                                                                   Exhibit 10.21

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made as of April 1, 2003 by and among BRIAD LODGING GROUP SOMERSET, LLC, a New Jersey limited liability company, BRIAD LODGING GROUP WALLINGFORD, LLC, a New Jersey limited liability company, BRIAD DEVELOPMENT WEST, LLC, a New Jersey limited liability company, BRIAD DEVELOPMENT EAST, LLC, a New Jersey limited liability company, and BRIAD RESTAURANT GROUP, LLC, a New Jersey limited liability company (collectively, "Sellers"); BRIAD RESTAURANT GROUP, LLC, a New Jersey limited liability company ("BRG"); APPLE HOSPITALITY FIVE, INC., a Virginia corporation ("Buyer"; collectively with Sellers and BRG, the "Parties"); and LANDAMERICA - DALLAS NATIONAL DIVISION ("Escrow Agent").

                                 R E C I T A L S

     WHEREAS, pursuant to the Purchase Contract dated as of April 1, 2003 (the "Original Contract") among Briad Lodging Group Hauppauge, LLC, Briad Lodging Group Franklin, LLC and Briad Lodging Group Cranbury, LLC (the "Original Sellers"), BRG and Buyer, the Original Sellers agreed to sell and Buyer agreed to purchase certain hotel properties, more particularly described therein;

     WHEREAS, as contemplated by the Original Contract, Sellers and Buyer agreed to enter into this Agreement, pursuant to which Sellers will grant to Buyer an exclusive right to negotiate with Sellers for the purchase of certain additional hotel properties, more particularly described hereinafter, and Buyer will deposit with Escrow Agent the sum of $500,000 to be held in escrow upon the terms and conditions of this Agreement; and

     WHEREAS, Escrow Agent has agreed to act as escrow agent in accordance with the provisions, upon the terms, and subject to the conditions, of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties and Escrow Agent agree as follows:

     1. Appointment of Escrow Agent. Sellers and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement.

     2. The Deposit. Upon the closing of the transactions contemplated by the Original Contract, Buyer shall deliver the sum of $500,000 (the "Deposit") to Escrow Agent. Subject to the rights and obligations of the Parties to direct the investment, transfer, delivery or otherwise disposition of the Deposit pursuant to this Agreement, Escrow Agent shall keep the Deposit in Escrow Agent's possession, in escrow, pursuant to this Agreement. Escrow Agent shall invest the Deposit as directed by Buyer. Any interest or other sums earned on investments of the Deposit shall belong solely to Buyer.

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     3. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire six (6) months thereafter; provided, however, that (i) if the Original Contract is terminated on account of the failure of the Parties to close the transactions contemplated thereby, the Term shall expire on the date of such termination and (ii) if the closing occurs under the Original Contract but the Parties fail to enter into the "Initial Purchase Contract" within the "Initial Purchase Period" (as such terms are defined hereinafter), the Term of this Agreement shall expire upon the expiration of the Initial Purchase Period. However, the expiration of the Term shall not affect any rights or obligations of the Parties that may have accrued hereunder before the date of such expiration or the rights or obligations of the Parties under any provisions of this Agreement other than Section 4 below.

     4. Exclusive Right of Negotiation. Sellers hereby grant to Buyer an exclusive right during the Term to negotiate with Sellers for the purchase of the six (6) properties described in Exhibit A attached hereto (collectively, the "Properties"; individually, a "Property"). During the Term, each of the Parties will use all commercially reasonable, diligent and good faith efforts to negotiate the terms and conditions under which Sellers will sell and Buyer will purchase the Properties, such terms and conditions to be set forth in one or more definitive contracts of purchase as the Parties may agree, substantially upon the same terms and conditions as set forth in the Original Contract, except for matters specific to each of the Properties and except as otherwise noted herein. In addition, during the Term, Sellers will use all commercially reasonable, diligent and good faith efforts (i) to keep all outstanding purchase or option contracts for any of the Properties in full force and effect, in each case so as to enable Sellers to comply with their obligations under this Agreement, (ii) to consummate the purchase of the three Properties designated on Exhibit A as "Homewood Suites-Somerset, NJ," "Homewood Suites-Wallingford, CT" and "Residence Inn-Mount Olive, NJ," respectively (collectively, the "Initial Properties"), (iii) upon execution by Buyer and Sellers of the Initial Purchase Contract, to construct the hotels on the Initial Properties as indicated in Exhibit A, (iv) to keep any franchise agreements with any of the hotel chains indicated on Exhibit A, which Sellers may enter into in advance of closing the sale of any of the Properties, in full force and effect and (v) to obtain all permits, approvals and authorizations as may be required to develop each of the remaining Properties and to construct thereon the hotels indicated in Exhibit A. Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that (a) the purchase price for any Property shall not exceed the product of $120,000 times the number of rooms in the hotel constructed on the Property, (b) in the event that Sellers enter into any franchise agreements before closing on the sale of the Properties to Buyer, Buyer shall pay for any transfer or assumption fee charged by the franchisor and (c) Sellers shall pay for any prepayment or similar fee in connection with the payoff of any mortgage loan on the Properties and shall pay any real estate transfer and recordation taxes and fees. During the Term, Sellers shall not solicit, entertain or accept any offers from third parties to purchase or lease any of the Properties or negotiate with any third party for the purchase and sale or lease of any of the Properties, nor shall Sellers list any of the Properties with a real estate broker or agent or otherwise advertise the same for sale.

     5. Initial Purchase Contract.

          (a) If, within the period beginning on the date hereof and ending four
(4) months thereafter (the "Initial Purchase Period"), the Parties enter into a definitive, written contract (the "Initial Purchase Contract") to sell and purchase not less than all of the Initial

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

Properties, then the Deposit shall be disbursed to Escrow Agent to be held as an earnest money deposit under the Initial Purchase Contract and to be applied to the purchase price of the Initial Properties, or disbursed to Sellers or Buyer, in accordance with the terms and conditions of the Initial Purchase Contract.

          (b) If, before the expiration of the Initial Purchase Period, the Parties fail to enter into a definitive, written contract to sell and purchase the Initial Properties and such failure is not on account of a default by any of Sellers of its obligations under this Agreement, then the Deposit shall be disbursed to Sellers upon its request, and thereafter neither Party shall have any further obligation under this Agreement with respect to the sale or purchase of the Properties.

          (c) If, before the expiration of the Initial Purchase Period, the Parties fail to enter into a definitive, written contract to sell and purchase the Initial Properties and such failure is on account of a default by any of Sellers of its obligations under this Agreement, then the Deposit shall be disbursed to Buyer upon its request, and thereafter neither Party shall have any further obligation under this Agreement with respect to the sale or purchase of the Properties.

     6. Procedure for Claiming Deposit.

          (a) If, at any time after the Initial Purchase Period, Sellers claim entitlement to the Deposit, Sellers shall give written notice to Escrow Agent stating that it is entitled to the Deposit in accordance with the terms of this Agreement, and shall direct Escrow Agent to release the Deposit to Sellers (the "Seller's Notice"). Escrow Agent shall promptly deliver a copy of Seller's Notice to Buyer. Buyer shall have three (3) days after receipt of the copy of Seller's Notice to deliver written notice to Escrow Agent and Sellers objecting to the release of the Deposit to Sellers ("Buyer's Objection Notice"). If Escrow Agent does not receive a timely Buyer's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Sellers. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit only upon receipt of, and in accordance with, written instructions signed by Buyer and Sellers, or the final order of a court of competent jurisdiction.

          (b) If, at any time after the Initial Purchase Period, Buyer claims entitlement to the Deposit, Buyer shall give written notice to Escrow Agent stating that Buyer is entitled to the return of the Deposit in accordance with the terms of this Agreement and shall direct Escrow Agent to return the Deposit to Buyer (the "Buyer's Notice"). Escrow Agent shall promptly deliver a copy of Buyer's Notice to Sellers. Sellers shall have three (3) days after receipt of the copy of Buyer's Notice to deliver written notice to Escrow Agent and Buyer objecting to the release of the Deposit to Buyer ("Seller's Objection Notice"). If Escrow Agent does not receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit to Buyer. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit only upon receipt of, and in accordance with, written instructions signed by Sellers and Buyer, or the final order of a court of competent jurisdiction.

     7. Limitations on Liability and Duties of Escrow Agent.

          (a) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be

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

signed by the Parties or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

          (b) Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent's willful, bad faith misconduct or negligence, nor shall Escrow Agent be liable for the conduct or misconduct of any employee, agent or attorney thereof. Escrow Agent shall be entitled to consult with counsel of its choosing and shall not be liable for any action suffered or omitted in accordance with the advice of such counsel.

          (c) In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the Parties jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful, bad faith misconduct or negligence of Escrow Agent.

          (d) Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent's satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing.

          (e) Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder at any time upon giving five (5) days' prior written notice to each of the Parties hereto. The Parties hereto will thereupon jointly designate a successor escrow agent hereunder within said five (5) day period to whom the Deposit shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Parties hereto, jointly, or until the Deposit is released in accordance with subsection (f) below, in each case, without liability or responsibility.

          (f) Anything in this Agreement to the contrary notwithstanding, (i) Escrow Agent, on notice to the Parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction in the Commonwealth of Virginia and the commencement of an action of interpleaders, and (ii) in the event of litigation between any of the Parties with respect to the Deposit, Escrow Agent may deposit the Deposit with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the Parties hereto. Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or its enforcement or to appear in, prosecute or defend any action or legal proceeding which, in the opinion of Escrow Agent, would or might involve Escrow Agent in any cost, expense, loss,

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damage or liability, unless and as often as requested, Escrow Agent shall be furnished with security and indemnity satisfactory to Escrow Agent against all such costs, expenses (including attorney's fees), losses, damages and liabilities.

          8. Notices. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours,
(ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, (iii) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below or (iv) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

               (i)  If addressed to Sellers, to:

                    c/o The Briad Group
                    30A Vreeland Road
                    Florham Park, New Jersey 07932
                    Attn: Brad Honigfeld, President
                    Fax No.: 973-822-4511

               (ii) If addressed to Buyer, to:

                    Apple Suites Realty Group, Inc.
                    10 South Third Street
                    Richmond, Virginia 23219
                    Attn: Glade M. Knight, President
                    Fax No.: (804) 344-8129

              (iii) If addressed to Escrow Agent, to:

                    LandAmerica - Dallas National Division
                    7557 Rambler Road, Suite 1200
                    Dallas, Texas 75231
                    Attn: David Long
                    Fax No.: (214) 346-7131 or (877) 556-8112

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

          9. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

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

          10. Successors and Assigns. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the Parties hereto and their respective successors and assigns. Buyer acknowledges that certain of the Sellers may assign existing purchase contracts for the Properties to affiliates of such Sellers, but any assignee shall assume the assigning Seller's obligations under this Agreement and any such assignment shall not relieve BRG from any of its obligations under Section 11 of this Agreement.

          11. Joinder by BRG. BRG joins in this Agreement and hereby covenants and agrees that (i) BRG is and shall be jointly and severally liable with Sellers for the performance of all of Sellers' obligations and liabilities under this Agreement, (ii) BRG's obligations hereunder shall not be limited, diminished or impaired in any way by virtue of any right or remedy Buyer may have against Sellers under this Agreement or any other provision of this Agreement, (iii) Buyer shall not be obligated to proceed first against Sellers before resorting to BRG for payment or performance and (iv) BRG shall not be entitled to assert as a defense to the enforceability of its covenants and agreements hereunder any defense of Sellers with respect to any liabilities or obligations of Sellers to Buyer. BRG shall also join in the Initial Contracts and any other contracts of sale for the Properties for the same purpose that BRG has joined in this Agreement.

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

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

                                          SELLERS:

                                          BRIAD LODGING GROUP SOMERSET, LLC


                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BRIAD LODGING GROUP WALLINGFORD, LLC


                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BRIAD DEVELOPMENT WEST, LLC


                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BRIAD DEVELOPMENT EAST, LLC


                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BRIAD RESTAURANT GROUP, LLC


                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BRG:

                                          BRIAD RESTAURANT GROUP, LLC

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

                                          By:    /s/ Brad Honigfeld
                                                 -------------------------------
                                          Name:  Brad Honigfeld
                                          Title: Sole Member


                                          BUYER:

                                          APPLE HOSPITALITY FIVE, INC.


                                          By:    /s/ Glade M. Knight
                                                 -------------------------------
                                                 Glade M. Knight,
                                                 President


                                          ESCROW AGENT:

                                          LANDAMERICA - DALLAS NATIONAL DIVISION


                                          By:    /s/ John Pettiette
                                                 -------------------------------
                                          Name:  John Pettiette
                                          Title: VP/Sr. Commercial Counsel

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

                                    EXHIBIT A

                                   Properties

                                                     Owner/Contract
Property                                 Rooms         Purchaser                             Location
--------------------------------------   -----   -----------------------   ---------------------------------------------
Homewood Suites - Somerset, NJ            123    Briad Lodging Group       Located at the SW quadrant of I-287
                                                 Somerset, LLC             (Exit 10, Route 527 Easton Avenue) and Worlds
                                                                           Fair Drive on Pierce Street

Homewood Suites - Wallingford, CT         104    Briad Lodging Group       Located at the SW quadrant of I-91
                                                 Wallingford, LLC          and Route 68 (Barnes Road, Exit 15)

Residence Inn - Rocky Hill, CT            96     Briad Development West,   Located at the NW quadrant of I-91
                                                 LLC                       and West Street (Exit 23) at Cromwell Avenue

Residence Inn - Mount Olive, NJ           123    Briad Development East,   Located at the NW quadrant of I-80
                                                 LLC                       and Route 206 (Exit 25)

Residence Inn - Bridgewater, NJ           120    Briad Development East,   Located at the SW quadrant of I-287
                                                 LLC                       and Route 22

Courtyard by Marriott - Farmington, CT    119    Briad Restaurant Group,   Located at the SE quadrant of I-84 and
                                                 LLC                       Route 71 (Exit 40)

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